SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        December 13, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


Mergers and Acquisitions
------------------------

         Unocal Corporation (Unocal) and Titan Exploration, Inc. (Titan) have entered into an agreement to merge Unocal's oil and gas exploration and production assets in the Permian and San Juan basins, located in the West Texas
- New Mexico area, with Titan into a new publicly traded company named Pure Energy Resources, Inc.

Pure Energy Resources will have approximately 50 million common shares outstanding upon the completion of the merger. Unocal will hold 65 percent, or
32.7 million shares of the new company. Upon approving the merger, Titan's stockholders will receive 0.4302 shares of Pure Energy Resources, Inc. stock for every share of Titan they currently hold. The transaction is expected to be completed during the first quarter of 2000.

Jack D. Hightower, current Chief Executive Officer of Titan, will be Chairman and Chief Executive Officer of the new company. M. Jack Rathbone, former President of Mobil Producing Texas & New Mexico, Inc., will assume the role of Executive Vice President of Operations and Gary Dupriest, current Vice president of Unocal's Permian operations, will assume the role of Vice president of Production.

Pure Energy Resources' board of directors will consist of Mr. Hightower, Chairman; Timothy H. Ling, Unocal's Chief Financial Officer and Executive Vice President for North American Energy Operations; George G. Staley, Executive Vice President, Exploration of Titan; Herbert C. Williamson, III, energy consultant and former managing director of Credit Suisse First Boston; Graydon H. Laughbaum, Jr., global energy advisor and former Senior Vice President of New Ventures for Unocal; H. D. Maxwell, former President, North American Oil & Gas Division of Unocal, retired; and one additional Unocal affiliate director yet to be named.

On a pro forma basis, the new company will have 175 million barrels-of-oil-equivalent (BOE) in reserves (approximately 80 percent is proved developed producing) with net production of approximately 40,000 BOE per day. This production consists of 60 percent natural gas and 40 percent oil on a 6 to 1 MCF per barrel ratio.

Unocal will report the financial and operating results of Pure Energy Resources on a consolidated basis.


Reserve Replacement Ratio and Finding, Development & Acquisition Costs
----------------------------------------------------------------------

         Unocal expects that it will replace approximately 135-145 percent of its worldwide oil and gas production with new reserves in 1999, and total finding, development and acquisition (FD&A) costs could be about $5.50-$6.00 per BOE for the year.

The reserve replacement ratio reflects discoveries and extensions, improved recovery, price-related and other revisions, purchases of reserves, and sales of reserves. The company has not yet booked reserves associated with the deepwater Mirage and Mad Dog discoveries in the Gulf of Mexico.

The estimated reserve replacement ratio and the estimated FD&A costs include Northrock Resources Ltd. (Northrock). Excluding the minority share of Northrock, the estimated reserve replacement ratio is 120-130 percent and the estimated FD&A costs are $6.50-$7.00 per BOE.

 Detailed reserve replacement and FD&A data for 1999 are expected to be published in February 2000.


Forward-looking statements regarding business and market transactions, pro-forma estimates of reserves and production and estimates regarding the reserve replacement ratio, possible future reserve bookings, FD&A costs, and other exploration and production activities in this filing are based on assumptions concerning operational, market, competitive, regulatory, environmental and other conditions and considerations. Actual results could differ materially as a result of factors discussed in Unocal's 1998 Annual Report on Form 10-K.

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


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  December 15, 1999                        By:  /s/ JOE D. CECIL
------------------------                        -------------------------------
                                                Joe D. Cecil
                                                Vice President and Comptroller
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